Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Paul Witt, Witt Communications, 970-328-5775, pwitt@wittcommunications.com

Investor Relations Contact

Leslie Roubos, Vail Resorts, 970-845-2958, lroubos@vailresorts.com

VAIL RESORTS' LATEST REAL ESTATE OFFERINGS IN VAIL

OVER-SUBSCRIBED

  573 reservations received for 63 of 67 available condominiums in The Arrabelle at Vail Square; each reservation accompanied by a $100,000 deposit
  All 16 Gore Creek Place residences sold out, and all are under contract
  The above reservations and contracts represent approximately $267 million in real estate revenue upon their closings, expected during the summer and fall of 2007

VAIL, Colo. - Jan. 11, 2005 - Vail Resorts (NYSE: "MTN") announced today that its real estate subsidiary, Vail Resorts Development Company ("VRDC"), accepted reservations for 63 of the 67 available condominiums at The Arrabelle at Vail Square, a luxury RockResort condominium hotel. This occurred last night in the first round of a random lottery for most of the condominiums, with some having been pre-committed. A second round of the lottery process will be conducted today for the four unreserved condominiums. In all, 573 reservations were received by the first deadline of January 10 for the available condominiums. To be considered, a reservation had to be accompanied by a $100,000 refundable deposit. It is anticipated that reservations will be converted into firm contracts in the next few months.

The Arrabelle condominiums range in price from approximately $1 million to $14 million, and range in size from 1,600 to 8,200 square feet. The 63 reserved condominiums represent approximately $203 million of real estate revenue; all 67 represent approximately $226 million of real estate revenue.

In addition, Vail Resorts today also announced that VRDC has entered into contracts to sell all 16 residences at Gore Creek Place, which range in price from $3 million to $5 million. In total, the 16 residences represent approximately $64 million in real estate revenue.

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Both developments were listed by the brokerage firm of Slifer, Smith and Frampton, 50-percent owned by Vail Resorts and based in Vail, Colo.

Commenting on the success, Adam Aron, chairman and chief executive officer of Vail Resorts said, "There is nothing but smiles at Vail Resorts today. I don't know whether we've been more excited in the past two weeks about the abundance of fresh snow that has fallen on the slopes of our five world-class ski resorts or the abundance of Arrabelle reservations that has arrived on our realtors' desks."

The Arrabelle at Vail Square

The Arrabelle at Vail Square, part of Vail Resort Development Company's $500 million redevelopment effort in Vail, Colo., is highlighted by an all-new pedestrian village just steps from the base of the Eagle Bahn gondola in what is now known as Vail's LionsHead. The "condominium hotel" project will be managed by RockResorts, also a subsidiary of Vail Resorts. In addition to the for-sale condominiums, many of which are expected to be placed into a rental program for Arrabelle guests, the development will also include:

  Vail Square - a European-inspired pedestrian village only steps from the Eagle Bahn Gondola. Construction scheduled to start in spring of 2005.
  At the heart of Vail Square, 36 additional luxury hotel rooms in The Arrabelle, a RockResort, modeled after the grand resort hotels of Europe.
  A winter outdoor ice-skating rink that also can be used in summer as a "town square" for activities and events.
  New icons for Vail, including a Vail Square Glockenspiel and carillon bell tower.
  Vibrant new streetscape designs, signage, lighting and snowmelt under pavers - creating a fun and festive atmosphere for visitors and owners to enjoy year-round.
  Approximately 37,000 square feet of new retail space including state-of-the-art skier service. facilities, restaurants, boutiques, galleries and entertainment venues.

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  Additional parking facilities.
  A new skier bridge linking Vail Square to Vail Mountain - completed in November 2004.

Jim Thompson, President of Vail Resorts Development Company, said, "We believe The Arrabelle and Vail Square will undoubtedly prove to be the catalyst that will literally transform the LionsHead base area, used today by more than two-fifths of Vail's skiers. Year after year, Vail has been picked as the #1 ski area in North America. In addition to the already-picturesque Vail Village, the new Vail Square will give visitors even more reasons to continue to choose Vail."

Gore Creek Place

Elegantly-designed creekside homes close to the new European-inspired Arrabelle at Vail Square, the Gore Creek Place residences have been well-received by potential buyers since they came on the market in the summer of 2004, during which 11 of the 16 residences went under contract. During the past two weeks, VRDC has entered into contracts for the sale of the final five homes, bringing sales of the 16-unit development to a sell-out. These five represent approximately $20 million of real estate revenue of the total $64 million at Gore Creek Place.

Timing and Finances

It is expected that groundbreaking will occur for The Arrabelle in April 2005. The Company has already started infrastructure construction of Gore Creek Place.

The real estate revenues described for Gore Creek Place and The Arrabelle at Vail Square in this press release will most likely be recognized in the fourth quarter of fiscal 2007 and/or the first quarter of fiscal 2008, when construction is expected to conclude on the two projects barring as-of-now unforeseen construction delays.

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The Company estimates that these revenues will generate between $100 million and $125 million dollars in Real Estate Reported EBITDA (prior to allocated corporate or VRDC overhead), assuming that reservations convert to contracts at current prices and that current construction cost estimates are realized. Of those proceeds, approximately $65 million is likely to be reinvested in new or improved resort assets, including the hotel and public space components of The Arrabelle, Vail Square and other associated improvements in and around LionsHead. In turn, these investments are expected to generate additional recurring Resort Revenues and Resort Reported EBITDA.

"This is a great day for our company and for the community of Vail," continued Aron. "The interest generated by The Arrabelle at Vail Square and Gore Creek Place shows tremendous confidence in the future of Vail, the #1 rated mountain resort in North America."

The Company uses a non-GAAP measure, Reported EBITDA (defined as segment net revenues less segment specific operating expenses plus gain on transfer of property, as applicable, plus segment equity income). Reported EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States ("GAAP"). Items excluded from Reported EBITDA are significant components in understanding and assessing financial performance. Reported EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Reported EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Reported EBITDA as presented may not be comparable to other similarly titled measures of other companies. The Company believes that Reported EBITDA is an indicative measure of the Company's operating performance, and it is generally used by investors to evaluate companies in the resort and lodging industries. In addition, because of the significance of long-lived assets to the operations

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of the Company and the level of the Company's indebtedness, the Company also believes that Reported EBITDA is useful in measuring the Company's ability to fund capital expenditures and service debt. The Company uses Reported EBITDA targets in determining management bonuses.

Statements in this press release, other than statements of historical information, are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, including all estimates of real estate and/or resort revenues, expenses, Reported EBITDA, capital expenditures, the risk of not completing the projects at all, and timing of the Arrabelle, Gore Creek Place and LionsHead developments; and any inconvenience or disruption to operations resulting from said construction. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Investors are also directed to other risks discussed in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2004 and other documents filed by the Company with the Securities and Exchange Commission.

For more information about The Arrabelle at Vail Square, Gore Creek Place and other Vail Resorts Development Company projects, please visit www.newvail.com or www.thearrabelle.com or call 1-866-NEW-VAIL (639-8245) or 970-479-0245.

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